Exhibit 5.6

February 19, 2013

Ref: 106/NC-223

Vantage Holdings Cyprus ODC Limited

2 Diagorou Street

ERA House, 10th floor

1097 Nicosia

Cyprus

Dear Sirs,

1.     Background

1.1	We have acted as Cyprus counsel to Vantage Holdings Cyprus ODC Limited (the “Company”), Offshore Group Investment Limited, a Cayman Islands exempted company ( “OGIL”), and Vantage Drilling Company, a Cayman Islands exempted company (the “Parent”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by OGIL under the Securities Act of 1933, as amended (the “Securities Act”), of the offer to exchange (the “Exchange Offer”) (i) up to $1,150,000,000 aggregate principal amount of OGIL’s 7.5% Senior Secured First Lien Notes due 2019 (the “Exchange Notes”) for a like principal amount of the OGIL’s outstanding 7.5% Senior Secured First Lien Notes due 2019 (the “Outstanding Notes”) and (ii) the Guarantees (the “Guarantees”) of the Parent and the subsidiary guarantors of the Outstanding Notes for the Exchange Notes. The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of October 25, 2012 (the “Original Indenture”) as amended by the first supplemental indenture dated as of December 3, 2012 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), each among OGIL, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee and Noteholder Collateral Agent (the “Trustee”). Capitalized terms used but not defined herein shall have the meaning given such terms in the Indenture.

1.2	We have examined scanned copies of the following documents concerning the Company (the “Constitutional Documents”):

(i)	Memorandum and articles of association;

(ii)	Certificate of Incorporation dated 10th April 2012;

(iii)	Certificate of Registered Office dated 10th April 2012;

(iv)	Certificate of Shareholders dated 15th June 2012;

(v)	Certificate of Directors and Secretary dated 11th April 2012;

(vi)	Certificate of Good Standing dated 20th June 2012;

(vii)	Written resolution of the board of Directors of the Company dated 1st October 2012;

(viii)	Written resolution of the Shareholders of the Company dated 1st October 2012.

Advocates: Pambos Ioannides (managing director), Andrew Demetriou (director), Christina Ioannidou (director), Christos Frakalas (director), Elena Michail (director), Kalia Stivarou, Nicole Phinopoulou, Katerina Hadjichristofi, Marios Panayides, Zoe Christou, Christos Kyprianou, Anna Christou, Andreas Apostolides, Christiana Konteati, Loretta Papaconstantinou, Maria Michael, Marianna Georghadji, Savvas Yiordamlis, Niovi Petridou, Edwina Hadjihanna

Director Tax Advisory Services: Nayia Morphi

1.3	We have examined drafts of the Exchange Notes and associated Guarantees dated 25 October 2012 and signed by the Company (collectively referred to as the “Transaction Documents”).

1.4	Our opinions are given in part 2, part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

1.5	Terms defined in the Transaction Documents shall have the same meaning when used in this opinion unless otherwise defined herein or the context otherwise requires.

2     Opinions

Based on the documents we have reviewed, and subject to, the provisions of this opinion, we are of the following opinions:

Status of the Company

2.1	The Company has been duly incorporated as a private limited liability company in Cyprus and is validly existing under the laws of Cyprus.

2.2	The Company has full power and authority to enter into, execute and perform its obligations under the Transaction Documents.

2.3	The Transaction Documents will upon their due execution thereof constitute valid and binding obligations of the Company.

3      Scope

3.1	This opinion is governed by Cypriot law and is subject to the exclusive jurisdiction of the courts of the Republic of Cyprus.

3.2	This opinion is given only in relation to Cypriot law as it is applied at the date of this opinion.

3.3	If a question arises in relation to a cross-border transaction, it may not be the courts of the Republic of Cyprus which decide that question and Cypriot law may not be used to settle it.

3.4	We express no opinion on, and have taken no account of, the laws of any jurisdiction other than Cyprus.

3.5	We express no opinion on matters of fact.

3.6

Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7	Fulbright & Jaworski L.L.P. may rely on this opinion in connection with their opinion included in the Registration Statement.

4     Assumptions

This opinion is based on the following assumptions:

Effect of the Transaction Documents

4.1	That the recitals, representations, and other facts set forth in the Indenture and the Transactional Documents are true and correct, having made no independent investigation of the facts set forth therein other than as stated in this document.

4.2	That there are no other factors relevant to this opinion that do not appear from the documents and searches referred to in part 1.

4.3	Each person which is expressed to be party to the Transaction Documents other than the Company:

4.3.1	is duly constituted or incorporated and is validly existing;

4.3.2	has the capacity to execute and deliver the Transaction Documents and to perform the obligations it is expressed to assume under it;

4.3.3	is not the subject of any insolvency proceedings (which includes those relating to bankruptcy, liquidation, administration, administrative receivership and reorganisation) in any jurisdiction;

4.3.4	has taken all necessary corporate and other action to authorize it to execute the Transaction Documents and to perform the obligations it is expressed to assume under it; and

4.3.5	will duly execute the Transaction Documents.

4.4	For the purpose of providing this opinion we have assumed the following:

4.4.1	The genuineness of all signatures, stamps and seals on all documents submitted to us as originals, the completeness and conformity to originals of all documents submitted to us as certified, scanned, faxed or emailed copies.

4.4.2	The Transaction Documents are valid and enforceable under the laws of the State of New York.

4.4.3	The Constitutional Documents constitute a true and up to date copy of the respective documents of the Company containing all modifications thereto, and there are no other constitutional documents of the Company, and are in full force and effect as at today’s date.

4.4.4	That the obligations of the Company under the Transaction Documents governed by any law other than Cyprus law, are valid, binding and enforceable obligations of the Company under the laws of the country governing the same.

4.4.5	That every party to the Transaction Documents (other than the Company) has assumed legally binding, valid and enforceable obligations under the Transaction Documents.

4.4.6	That all consents, licenses, approvals or authorizations of, exemptions by, or registrations or declarations with, any authority in Cyprus, required to be obtained by any party to the Transaction Documents (other than the Company) with respect to the Transaction Documents have been obtained or made and are valid and subsisting.

4.4.7	That all consents, licenses, approvals or authorizations of, exemptions by, or registrations or declarations with, any authority in any country other than Cyprus, required to be obtained by any party to the Transaction Documents with respect to the Transaction Documents have been obtained or made and are valid and subsisting.

4.4.8	That the Transaction Documents will be executed in the form provided to us and that there will be no variation, waiver or discharge of any of the provisions of the Transaction Documents.

4.4.9	That the Transaction Documents will be duly executed in accordance with the laws of the country governing the same.

4.4.10	No law of any jurisdiction other than Cyprus has any bearing on the opinions contained in part 2.

4.4.11	That any one of the Directors of the Company will duly sign the Transaction Documents to which the Company is a party on behalf of the Company in accordance with the Articles of Association of the Company.

5     Qualifications

This opinion is subject to the following qualifications:

5.1	The effect of any applicable bankruptcy, insolvency, reorganization, preferential and fraudulent transfer, moratorium and other laws of general application now or hereinafter in effect that affect generally the exercise or enforcement of creditors or secured creditors rights.

5.2	Limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or in law), upon the enforceability of any of the remedies, covenants or other provisions of the documents involved in the transaction or upon availability of injunctive relief or other equitable provisions.

This opinion is governed by Cyprus law and is subject to the exclusive jurisdiction of the Courts of Cyprus. Without prejudice to the remaining provisions of this opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the rules promulgated thereunder.

Yours faithfully

/s/ IOANNIDES DEMETRIOU LLC

IOANNIDES DEMETRIOU LLC